Exhibit 99.(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated December 23, 2024, relating to the financial statements and financial highlights of each of the Funds listed in Appendix A, which appear in Invesco Exchange-Traded Fund Trust II’s Certified Shareholder Reports on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

February 27, 2025

Appendix A

Invesco 0-5 Yr US TIPS ETF
Invesco Alerian Galaxy Blockchain Users and Decentralized Commerce ETF
Invesco Alerian Galaxy Crypto Economy ETF
Invesco China Technology ETF
Invesco Dorsey Wright Developed Markets Momentum ETF
Invesco Dorsey Wright Emerging Markets Momentum ETF
Invesco Emerging Markets Sovereign Debt ETF
Invesco Global Clean Energy ETF
Invesco Global ex-US High Yield Corporate Bond ETF
Invesco Global Water ETF
Invesco International BuyBack Achievers ETF
Invesco International Corporate Bond ETF
Invesco MSCI Global Climate 500 ETF
Invesco MSCI Global Timber ETF
Invesco MSCI Green Building ETF
Invesco RAFI Developed Markets ex-U.S. ETF (formerly, Invesco FTSE RAFI Developed Markets ex-U.S. ETF)
Invesco RAFI Developed Markets ex-U.S. Small-Mid ETF (formerly, Invesco FTSE RAFI Developed Markets ex-U.S. Small-Mid ETF)
Invesco RAFI Emerging Markets ETF (formerly, Invesco FTSE RAFI Emerging Markets ETF)
Invesco S&P Emerging Markets Low Volatility ETF
Invesco S&P Emerging Markets Momentum ETF
Invesco S&P Global Water Index ETF
Invesco S&P International Developed Low Volatility ETF
Invesco S&P International Developed Momentum ETF
Invesco S&P International Developed Quality ETF